                                                             (EXHIBIT 10.2)



               ORGANIZATIONAL STRUCTURE AND DEVELOPMENT AGREEMENT


         THIS ORGANIZATIONAL STRUCTURE AND DEVELOPMENT AGREEMENT (the "OSD Agreement") dated October 17, 1995 by and among DGI BIOTECHNOLOGIES, L.L.C., a New Jersey limited liability company ("DGI"), New Brunswick Scientific Co., Inc., a New Jersey corporation ("NBS"), each of Richard J. Murphy, Arthur J. Blume, Bill Kavanagh, Manus O'Donnell and Bernard Leon (collectively the "Founders") and, to the extent it continues to exist, DGI TECHNOLOGIES INC., a New Jersey corporation ("Inc.").


         All capitalized terms not otherwise defined herein shall have that meaning ascribed to them in the Acquisition Agreement.

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, NBS, Founders and Inc. are parties to a certain Technology Acquisition Agreement (the "Acquisition Agreement") dated October 17, 1995 under which NBS will acquire the Technology from Inc.; and

         WHEREAS, it is a condition to the obligation of Inc. and of the Founders under the Acquisition Agreement, including the obligation of Inc. to transfer the Technology to NBS, that this OSD Agreement be executed and delivered by each party hereto; and

         WHEREAS, NBS and the Founders have formed DGI to develop the Technology; and

         WHEREAS, NBS has entered into an Assignment Agreement pursuant to which NBS shall assign all of its right, title and interest under the Acquisition Agreement to DGI; and

         WHEREAS, NBS has agreed to provide certain funds to DGI to exercise the rights of NBS under the Acquisition Agreement as assigned to DGI, for operations, to acquire and lease certain equipment to DGI and to provide laboratory space to DGI, all on the terms and conditions set forth herein; and

         WHEREAS, the Founders require and NBS and DGI agree to the organizational structure of DGI as set forth in its Operating Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:


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         1. Structure of DGI and Exercise of Assigned Rights.
            -------------------------------------------------

         (a) DGI is organized as a New Jersey limited liability company and is governed by its Operating Agreement, dated October 17, 1995, in substantially the form set forth in Exhibit A attached hereto.

         (b) DGI shall, under the Assignment Agreement, exercise the rights of NBS under the Acquisition Agreement. To that end NBS shall contribute, as a capital contribution, $113,000 to DGI contemporaneously with the execution of this Agreement.

         2. Equipment.
            ----------

         Subject to Section 11 of this OSD Agreement, NBS shall acquire laboratory equipment identified by the Founders as necessary to the development of the Technology up to a maximum aggregate cost of $775,000. NBS shall lease such equipment to DGI on reasonable terms or DGI shall directly lease such equipment with an NBS guarantee. NBS shall disburse funds (advanced as capital contributions) in amounts sufficient to enable DGI to make lease payments for equipment leased by or on behalf of DGI. DGI shall assist NBS in acquiring equipment at the lowest reasonable cost. The Founders shall, prior to the execution hereof, have delivered to DGI and NBS a list of equipment together with the time such equipment is necessary, indicating which equipment is necessary for each milestone set forth in the Technology Plan attached hereto as Exhibit B (the "Technology Plan").

         3. Laboratory Space.
            -----------------

         Prior to the execution and delivery hereof, the Founders shall deliver a written statement of laboratory requirements, indicating any special requirements for the laboratory space and stating when the laboratory is necessary in terms of achieving the milestones set forth in the Technology Plan. Subject to Section 11 of this OSD Agreement, NBS will modify an area of its existing facility in Edison, New Jersey reasonably necessary to serve as the laboratory for DGI. NBS shall be responsible for all costs associated with such modification, provided, however, that such costs shall not exceed $125,000. The laboratory is intended to provide reasonably suitable facilities for DGI to develop the Technology.

         4. Operating Funds.
            ----------------

         (a) Subject to Section 11(c) of this OSD Agreement, NBS shall provide up to $2,825,000 (the "Maximum Amount") to DGI for operations, with such funds to be advanced as capital contributed to DGI as required to fund budgeted operating costs as certified by the Chief Operating Officer of DGI for the ordinary business operations of DGI (including but not limited to salaries, consulting fees and overhead). Funds under this Section shall be contributed by NBS as follows:


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               (i) Up to $1,000,000 shall be contributed to DGI (as required and subject to this Section) within the nine months (Phase I) following the Starting Date (as defined in Section 5 hereof) to be used for the creation of a universal biological library of scanners of target surfaces.

               (ii) Additional funds up to the Maximum Amount shall be
            contributed to DGI (as required and subject to this Section) during the period from 9 to 24 months (Phase II) following the Starting Date to be used for the development of I.D. Simple Target Active Scanners, provided, however, that DGI shall first have completed Phase I.

               (iii) Remaining funds up to the Maximum Amount shall be
            contributed to DGI (as required and subject to this Section) during the period from 10 to 24 months (Phase III) following the Starting Date to be used for I.D. Complex Target Active Scanners and Sequence Related Scanners, provided, however, that DGI shall first have completed Phase II.

         In connection with the foregoing, the Chief Operating Officer of DGI shall have submitted a budget for the twenty four month period next following the month in which the Closing occurs to the Managers of DGI and to NBS prior to the execution and delivery of this OSD Agreement. Thereafter, NBS shall monitor the budget on a monthly basis to ensure adherence to the budgeted expenses and compliance with progress in meeting the established milestones. Neither DGI nor any Manager shall incur an unbudgeted expense and NBS shall have no obligation to provide funds for the same, subject to the authority under the Operating Agreement of any Class A Manager specifically to authorize an unbudgeted expenditure.

         (b) NBS shall also provide funds to DGI as additional capital contributions sufficient to pay the rental payments due on the leases of equipment entered into consistent with Section 2 of this Agreement.

         5. Establishment of Starting Date.
            -------------------------------

         For purposes of this OSD Agreement and particularly for the Technology Plan and the milestones, the Starting Date shall be the date as promptly as possible after the Closing when (i) DGI will have space at NBS' Edison facility adequate to its immediate needs (which during Phase I need not include the laboratory space NBS is to provide under Section 3 hereof); and (ii) the equipment identified by the Founders on the equipment list (submitted to DGI pursuant to Section 2 hereof) as necessary for Phase I shall be present and operating at the DGI space at NBS' Edison facility. DGI shall certify the Starting Date by a majority vote of its Board of Managers.

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         6. Representations and Warranties of the Founders and Inc.
            -------------------------------------------------------

         (a) Inc. and each of the Founders hereby reaffirm the accuracy and completeness of each representation and warranty set forth in Article 3 of the Acquisition Agreement.

         (b) To the best of the knowledge of Inc. and each Founder, the development of the Technology as contemplated hereunder does not conflict with or require licensure under any Federal or New Jersey statute or regulation or any order or judgment of any court or other tribunal with jurisdiction over Inc. or the Founders.

         7. Representations and Warranties of DGI.
            --------------------------------------

         This OSD Agreement and the performance by DGI hereunder have been duly authorized and do not conflict with its Operating Agreement or, to the best knowledge of DGI, any Federal, New Jersey or local statute, regulation or ordinance applicable to DGI or any order or judgment of any court or other tribunal with jurisdiction over DGI.

         8. Representations and Warranties of NBS.
            --------------------------------------


         This OSD Agreement and the performance by NBS hereunder have been duly authorized and do not conflict with its Certificate of Incorporation or Bylaws or, to the best knowledge of NBS, any Federal, New Jersey or local statute, regulation or ordinance applicable to NBS or any order or judgment of any court or other tribunal with jurisdiction over NBS.

         9. Survival of Representations and Warranties and Indemnification.
            ---------------------------------------------------------------

         The representations and warranties contained in Sections 6, 7 and 8 hereof shall continue during the term of this Agreement and survive termination for a period of five (5) years from the Closing. Inc. and each of the Founders hereby indemnifies and holds DGI and NBS harmless for any loss, liability, damage or expense (including reasonable attorney's fees and other litigation costs, regardless of outcome) resulting from any material breach, misstatement or inaccuracy contained in Section 6 if, after receiving notice, such breach, misstatement or inaccuracy is not cured or otherwise resolved within 45 days. DGI and NBS hereby indemnify Inc. and hold each of the Founders harmless for any loss, liability, damage or expense (including reasonable attorney's fees and other litigation costs, regardless of outcome) resulting from any material breach, misstatement or inaccuracy contained in Sections 7 and 8 if, after receiving notice, such breach, misstatement or inaccuracy is not cured or otherwise resolved within 45 days.


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         10. Claim of Infringement.
             ----------------------

         If any person at any time asserts any claim with respect to the Technology either that such other person has any right, title or interest in or to the Technology and its exploitation by DGI or that the exploitation of the Technology by DGI infringes upon or conflicts with any legally protected right, title or interest of any other person (any of the foregoing being a "Claim of Infringement"), the party hereto receiving such Claim of Infringement shall promptly notify all other parties hereto.

         11. Term and Termination.
             ---------------------

         (a) The term of this Agreement shall commence upon the date of the Closing and shall continue for a period of five (5) years unless earlier terminated in accordance with this Section, unless the term is extended by written agreement of the parties.

         (b) If NBS breaches in any material respect its obligations under Sections 2, 3 or 4 hereof or if DGI, having received adequate funds from NBS, fails in any material respect to disburse funds for budgeted expenses in a timely manner, then the Founders may give notice to NBS and DGI of such breach. If such breach is not cured within 45 days, the Founders shall have the right, upon tendering to DGI an amount in cash or cash equivalent, equal to the sum of
(x) all operating funds received by DGI from NBS and disbursed by DGI, and (y) all funds advanced to DGI by NBS for all equipment lease payments, to reacquire all right, title and interest in and to the Technology, as is, without any express or implied warranty by DGI.

         (c) If (i) any milestone specified in the Technology Plan is not timely achieved in any material respect; or (ii) the Founders fail to perform under this OSD Agreement in any material respect; or (iii) any Founder is in breach of any of his confidentiality or non-competition obligations under Article 7 of the Acquisition Agreement; or (iv) any representation of the Founders or Inc. in the Acquisition Agreement or in this OSD Agreement is false or misleading in any material respect; or (v) any Claim for Infringement is made, then DGI shall promptly notify all parties to this OSD Agreement and if such non-achievement, failure to perform, breach, falsehood or inaccuracy or Claim for Infringement is not cured or otherwise resolved to the satisfaction of DGI (or in the case of a Claim for Infringement, resolved pursuant to Section 11(g) of this Agreement), NBS shall have the option to terminate its obligation to contribute funds, lease equipment and provide space to DGI under Sections 2 or 4 of this OSD Agreement or to expend funds to modify its Edison facility under Section 3 of this OSD Agreement. In the case of (i), (ii) or (v) in the prior sentence, the Founders may, thereafter, seek an alternative funding source if NBS chooses to terminate its obligations hereunder. If such a source of funds is found and such source and the terms of the alternative financing are reasonably acceptable to DGI, DGI shall grant such source an interest in DGI.

         (d) If Dr. Blume is no longer employed as President and Chief Operating Officer of DGI, NBS shall have the option of terminating its obligations to fund DGI, to lease equipment and to provide space under this OSD Agreement. If NBS chooses to terminate its obligations hereunder, the Founders may thereafter seek an alternative funding source. If such a source of funds is found and such source and the terms of the alternative financing are reasonably acceptable to DGI, DGI shall grant such source an interest in DGI.

         (e) In any case under Section 11(b), (c)(i), (c)(ii) or (c)(v) or (d), NBS shall in any event and notwithstanding a decision by NBS to cease further support of DGI, for a period of up to six (6) months (i) continue to lease the equipment then being leased to DGI; and (ii) continue to provide space to DGI, such space to be provided at no cost to DGI.

         (f) The determination as to whether a breach in any material respect has occurred under subsection (b) of this Section or whether any of (i), (ii),
(iii) or (iv) in the first sentence of subsection (c) has occurred shall be made by the party giving notice. If within 45 days any party receiving notice gives written notice of disagreement, in all instances except a Claim of Infringement, the matter shall be submitted for mediation to a professor at Rutgers, the State University of New Jersey, Princeton University or other major university (or another recognized figure in the appropriate scientific discipline) as recommended by DGI's Scientific Advisory Board and reasonably acceptable to the parties hereto. If after one (1) month from submission the parties have not reached an amicable written resolution, the matter shall be submitted for binding determination by a retired jurist from a recognized alternative dispute resolution agency. During the period of any such mediation and/or binding determination, DGI shall continue development of the Technology in accordance with the Technology Plan and this Agreement and NBS shall continue its funding obligations hereunder. DGI shall be responsible for costs of the mediator or of the person making the binding determination.

         (g) Any Claim of Infringement must be resolved with the person or entity asserting the Claim of Infringement to the reasonable satisfaction of NBS and DGI within 45 days.

         12. Founders' Representative.
             -------------------------

         The Founders hereby designate Richard J. Murphy as the Founders' Representative to whom notices, reports or other correspondence to the Founders under this OSD Agreement shall be sent. Further, the Founders' Representative is expressly authorized by each of the Founders to execute and deliver any modification, alteration, waiver or change to this OSD Agreement and to give any consent or agreement permitted or required under this OSD Agreement, which if executed and delivered or given, shall be binding upon and enforceable against each of the Founders as though executed and delivered or given by him. This authority given to the Founders' Representative to act as attorney in-fact for each Founder is irrevocable and is coupled with an interest.

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         13. Miscellaneous.
             --------------

         (a) This OSD Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

         (b) Any notice report or other correspondence required or permitted to be given hereunder shall be in writing and shall be sufficient if delivered personally (including by means of recognized courier service for which a written receipt is given) or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other address as shall be set forth in a notice given in the same manner):

                  if to DGI:

                  DGI BioTechnologies, L.L.C.
                  40 Talmadge Road
                  Edison, New Jersey  08818

                  if to NBS:

                  New Brunswick Scientific Co., Inc.
                  44 Talmadge Road
                  Edison, New Jersey  08818

                  with a required copy to:

                  Peter D. Hutcheon, Esq.
                  Norris, McLaughlin & Marcus
                  721 Route 202-206
                  P.O. Box 1018
                  Somerville, New Jersey  08876-1018

                  if to Inc.:

                  DGI Technologies, Inc.
                  605 Valley Road
                  Upper Montclair, New Jersey  07042

                  if to Founders:

                  Dr. Arthur J. Blume
                  c/o DGI BioTechnologies, Inc.
                  40 Talmadge Road
                  Edison, New Jersey  08818

                  Richard Murphy
                  344 Highland Avenue
                  Ridgewood, New Jersey  07450

                  Bernard Leon
                  30 Buckingham Circle
                  Pine Brook, New Jersey  07058

                  Bill Kavanagh
                  c/o Kavanagh Organizational Planning
                  2nd Floor
                  605 Valley Road
                  Upper Montclair, New Jersey  07043

                  Manus O'Donnell
                  11 Cedar Green Lane
                  Berkeley Heights, New Jersey  07922

                  with a required copy to:

                  Bernard Leon, Esq.
                  30 Buckingham Circle
                  Pine Brook, New Jersey  07058



         Any party may change the address by notification to the other parties as provided in this Section.

         (c) The OSD Agreement, the Acquisition Agreement, the Operating Agreement, the Blume Employment Agreement and the Assignment Agreement, including Exhibits attached thereto and hereto represent the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, letters of intent, representations, statements and writings between the parties. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the party or parties to be charged. In the case of the milestones established under the Technology Plan, NBS and DGI may by written agreement signed by each of NBS and DGI, and without the consent of the Founders, extend the time for DGI to reach a milestone and/or increase the amount of funds contributed by NBS or costs borne by NBS in modifying its Edison facility.

         (d) The invalidity or unenforceability of any term, provision or clause of this OSD Agreement shall not impair or affect the validity or enforceability of any other provision of this OSD Agreement.

         (e) This OSD Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Without the prior consent of DGI and NBS, neither any Founder nor Inc. may assign any of his or its respective rights or obligations hereunder. Without the prior consent of the Founders neither DGI nor NBS may assign any of its respective rights or obligations hereunder. The foregoing shall not, however, have any impact upon any change in ownership or control of NBS, which (should it occur) shall not affect this OSD Agreement or the ownership of the Technology by DGI.

         (f) This OSD Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one OSD Agreement. If this OSD Agreement is executed in counterparts, no party shall be bound until all parties have duly executed and delivered a counterpart of this OSD Agreement.

         IN WITNESS WHEREOF each of the parties hereto has signed or caused its thereto duly authorized person to sign this OSD Agreement on and as of the date first above written.

                                 NEW BRUNSWICK SCIENTIFIC CO., INC.

                              By:
                                 -----------------------------------------
                                 David Freedman
                                 Chairman of the Board

                                DGI TECHNOLOGIES, INC.

                             By:
                                -------------------------------------------
                                Richard J. Murphy
                                Chairman of the Board/CEO


                                DGI BIOTECHNOLOGIES, L.L.C.


                             By:
                                -------------------------------------------
                                David Freedman
                                Chairman of the Board of Managers

                                Founders

                                -------------------------------------------
                                Arthur J. Blume

                                -------------------------------------------
                                Richard J. Murphy

                                -------------------------------------------
                                Bill Kavanagh

                                -------------------------------------------
                                Manus O'Donnell

                                -------------------------------------------
                                Bernard Leon